EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

     As independent petroleum consultants, Ryder Scott Company, L.P. hereby consents to the reference of our name in the Annual Report on Form 10-K, for the year ended December 31, 2003 of Nuevo Energy Company, and to the incorporation of our name by reference into Nuevo Energy Company’s effective registration statements under the Securities Act of 1933, as amended.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 9, 2004